Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-157386 and 333-157386-01

NOTES | DEPOSITS | CERTIFICATES

CitiFirst Structured Investments

Offerings Brochure for November 2009

November 9, 2009

2

CitiFirst Protection Investments

2% Minimum Coupon Principal Protected Notes Based Upon the Price of Gold	8

CitiFirst Performance Investments

Notes Based Upon a Basket of Currencies	9

Index LASERSSM Based Upon the S&P 500® Index (“SPX”)	10

ELKS® Based Upon Bank of America Corporation (“BAC”)	11

ELKS® Based Upon Dow Chemical Company (“DOW”)	12

CitiFirst Opportunity Investments

Upturn Notes Based Upon the iShares® MSCI Emerging Markets Index Fund (“EEM”)	13

Additional Considerations	15

For all offerings documented herein (other than the Market-Linked Deposits):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the following pages are intended for general indication only of the CitiFirst Structured Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by:	Issuer’s Registration Statement Number:	Issuer’s CIK on the SEC Website:

■ Citigroup Funding Inc.	333-157386	0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The securities described herein (other than the Market-Linked Deposits) are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency, or instrumentality.

Market-Linked Deposits

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

4

Overview of Key Benefits and Risks of

Structured Investments

Benefits

■

Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

■	Structured investments can offer unique risk/return profiles to match investment objectives, such as principal protection, periodic income, and enhanced returns.

Risks

The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

■	Potential for Loss

■

Principal protected investments only guarantee principal back at maturity (subject to the credit risk of the applicable issuer or guarantor) and thus if an investor sells or redeems his/her investment prior to maturity, the investor may receive an amount less than his/her original investment.

■

Non-principal protected investments do not guarantee principal back at maturity and thus the amount an investor receives at maturity could be significantly less than his/her original investment and for some investments could be zero.

■

Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

■

Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

■

Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

■

Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her initial investment upon any resale of the investment.

■

Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

■

Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

■

Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

■

The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

■

Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investments, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to the interest of the investor.

5

Introduction to CitiFirst Structured Investments

■	CitiFirst is the brand name for Citi’s offering of notes, deposits, and certificates that provide you with market-driven investment solutions

■	CitiFirst offers investments across many risk and asset classes to meet your portfolio needs

■	CitiFirst investments are divided into 3 categories based on the level of principal protection:

■

CitiFirst Protection investments are 100% principal protected at maturity; subject to the credit risk of the issuer or guarantor, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

■	CitiFirst Performance investments are not principal protected but have some level of downside protection and are for investors who are seeking the potential for current income and/or growth

■

CitiFirst Opportunity investments have no protection and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

■	These categories are signified by colored cubes so that they are easy to recognize:

■	Five symbols represent the types of underlyings to which CitiFirst investments can be linked:

■

When depicting a product, the asset class to which the underlying belongs will be shown as a symbol on the applicable colored cube; For instance, if a CitiFirst Performance note were based upon a single stock, which belongs to the equity asset class, its symbol would be shown as follows:

Classification of structured investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

6

Overview of Structures

Investments	Maturity	Protection*	Return*
Contingent Absolute Return MLDs/PPNs	1-2 Years	100% Principal Protection at Maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/PPNs	1-3 Years	100% Principal Protection at Maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon PPNs	3-5 Years	100% Principal Protection at Maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	100% Principal Protection at Maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

Investments	Maturity	Protection*	Return*
ELKS®	6-12 Months	Contingent Downside Protection	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity.
Buffer Notes	1-2 Years	Partial Downside Protection	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERSSM	1-3 Years	Contingent Downside Protection	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERSSM	3-4 Years	Contingent Downside Protection	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero.

Investments	Maturity	Protection*	Return*
Upturn Notes	1-2 Years	No Principal Protection	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	No Principal Protection	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	No Principal Protection	The return on the investment equals the return of a unique index created by Citi

*All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

7

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Minimum Coupon Principal Protected Notes	| 8

CitiFirst Protection

2% Minimum Coupon Principal Protected Notes Based Upon the Price of Gold

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the Notes at maturity and do not address whether you will gain or lose money on your investment.
Underlying Commodity:	Gold
Pricing Date:	November 2009
Valuation Date:	Approximately 5 business days prior to Maturity
Maturity:	Approximately 5 Years
Principal Protection:	100% at Maturity, subject to Citigroup Inc. credit risk
Issue Price:	$10 per note
Periodic Interest:	A variable coupon is paid at the end of each Coupon Period which can never be less than 2.00% of $10 principal amount per Note
Coupon Period(s):	5 consecutive Coupon Periods, each approximately 1 year in length, beginning on the Pricing Date and ending 5 index business days prior to Maturity
Coupon Amount:

For each $10 note:

(i)    an amount equal to the product of (a) $10 and (b) the Gold Percentage Change, if the Closing Price of gold on every business day during the related Coupon Period is less than or equal to approximately [118.00 - 122.00]% of the applicable Starting Price and if the Gold Percentage Change is greater than 2.00%; or

(ii)    an amount equal to $0.20, in all other cases

Coupon Payment Dates:	5 business days after the last business day of a Coupon Period
Gold Percentage Change:	The Gold Percentage Change for each Coupon Period will equal the percentage change in the Closing Price of gold from the first business day of the related Coupon Period through the last business day of the Coupon Period, expressed as a percentage:
Ending Price - Starting Price Starting Price
Starting Price:	The price of a troy ounce of gold, stated in U.S. dollars, on the first business day of the applicable Coupon Period, as set by the five members of the London Gold Market Fixing Ltd. during the afternoon session of the twice-daily price of gold fix which starts at 3:00 p.m. London, England time (the “London PM Fix”), as reported on Reuters page “GOFO” or Bloomberg Screen “GOLDLNPM <INDEX>,” or any successor page.
Ending Price:	The London PM Fix of a troy ounce of gold on the last business day of the applicable Coupon Period, as reported on Reuters page “GOFO” or Bloomberg Screen “GOLDLNPM <INDEX>,” or any successor page.
Closing Price:	The London PM Fix of a troy ounce of gold on each business day as reported on Reuters page “GOFO” or Bloomberg Screen “GOLDLNPM <INDEX>,” or any successor page.
Listing:	Application will be made to list the Notes on the NYSE Arca under the symbol “MOL” but the Issuer cannot assure you the Notes will be listed
Selling Concession:	3.00% (underwriting discount of 3.25%)

Investor Profile

Investor Seeks:

•	Annual Income
•	Principal Protection if held to Maturity, subject to Citigroup Inc. credit risk
•	Exposure to the price of Gold
•	A medium-term commodity-linked investment

Investor Can Accept:

•	A holding period of approximately 5 Years
•	The possibility of losing part or all of the principal amount invested if not held to Maturity
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

9 |	Notes

CitiFirst Performance

Notes Based Upon a Basket of Currencies

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the ELKS at maturity and do not address whether you will gain or lose money on your investment.
Basket Currencies:	Brazilian real, Russian ruble, Indian rupee and South African rand
Pricing Date:	November 2009
Valuation Date:	Approximately 5 business days prior to Maturity
Maturity:	Approximately 2 years
Principal Protection:	95% at Maturity, subject to Citigroup Inc. credit risk. At maturity you may receive an amount that is less than your initial investment in the Notes, but no less than $950 per Note.
Periodic Interest:	None
Issue Price:	$1,000 per Note (may be reduced for volume purchase discounts)
Weighted Percentage Change:	Starting Exchange Rate – Ending Exchange Rate x 25% Ending Exchange Rate
Basket Return Percentage:	The sum of the Weighted Percentage Change for each Basket Currency
Participation Rate:	[120 – 160]%
Payment at Maturity:

For each $1,000 Note:

(a)   If the Basket Return Percentage is less than or equal to –5%, $950

(b)   If the Basket Return Percentage is both greater than –5% and less than or equal to zero, $1,000 plus the product of (i) $1,000 and (ii) the Basket Return Percentage (which will be negative or zero).

(c)    If the Basket Return Percentage is greater than zero, $1,000 plus the product of (i) $1,000, (ii) the Basket Return Percentage and (iii) the Participation Rate.

Starting Exchange Rate:	The Starting Exchange Rate for the Brazilian real, Russian ruble, Indian rupee and South African rand will equal the USDBRL, USDRUB, USDINR and USDZAR Exchange Rate, respectively, on the Pricing Date.
Ending Exchange Rate:	The Ending Exchange Rate for the Brazilian real, Russian ruble, Indian rupee and South African rand will equal the USDBRL, USDRUB, USDINR and USDZAR Exchange Rate, respectively, on the Valuation Date.
Listing:	None
Selling Concession:	1.75% (underwriting discount of 1.75%) (may be reduced for volume purchase discounts)
Restrictions:	Minimum liquid net worth of $100,000 to ticket

Investor Profile

Investor Seeks:

•	Exposure to the Basket Currencies relative to the U.S. dollar
•	Partial principal protection if held to maturity, subject to Citigroup Inc. credit risk
•	A medium-term currency-linked investment

Investor Can Accept:

•	A holding period of approximately 2 years
•	The possibility of losing up to 5% of the principal amount invested
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Index LASERSSM	| 10

CitiFirst Performance

Index LASERSSM Based Upon the S&P 500® Index

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the ELKS at maturity and do not address whether you will gain or lose money on your investment.
Underlying Index:	S&P 500® Index
Pricing Date:	November 2009
Valuation Date:	Approximately 3 business days prior to Maturity
Maturity:	Approximately 3 years
Principal Protection:	None
Periodic Interest:	None
Issue Price:	$10 per Note
Fixed Percentage:	[12-15]%
Index Percentage Change:	Ending Value - Starting Value Starting Value
Starting Value:	The closing value of the Underlying Index on the Pricing Date
Ending Value:	The closing value of the Underlying Index on the Valuation Date
Payment at Maturity:

For each $10 Note, $10 plus:

(i)    If the value of the Underlying Index is greater than 60% of its Starting Value at all times after the Pricing Date up to and including the Valuation Date (whether intra-day or at the close of trading on any index business day),

$10 x (the greater of (a) Index Percentage Change and (b) Fixed Percentage)

(ii)    If the value of the Underlying Index is less than or equal to 60% of its Starting Value at any time after the Pricing Date up to and including the Valuation Date (whether intra-day or at the close of trading on any index business day),

$10 x (Index Percentage Change)

Listing:	Application will be made to list the Notes on the NYSE Arca under the symbol “IFO” but the Issuer cannot assure you the notes will be listed
Selling Concession:	2.00% (underwriting discount of 2.25%)

Investor Profile

Investor Seeks:

•	Exposure to the S&P 500® Index
•	Contingent downside protection of 40%
•	A medium-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 3 years
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

11 |	ELKS®

CitiFirst Performance

ELKS® Based Upon Bank of America Corporation (“BAC”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the ELKS at maturity and do not address whether you will gain or lose money on your investment.
Underlying Equity:	Bank of America Corporation (“BAC”)
Pricing Date:	November 2009
Maturity:	Approximately 13 Months
Principal Protection:	None
Periodic Interest:	Approximately [8.00-11.00]% per annum, paid semi-annually
Issue Price:	$10 per ELKS
Payment at Maturity:

For each $10 Note:

(i)    If the Underlying Equity declines by approximately 35% or more relative to the initial price at any time (including intra-day) after the Pricing Date up to and including the third trading day prior to maturity, holders will receive a fixed number of shares (or if holders elect, the cash value thereof) of the Underlying Equity equal to the Equity Ratio

(ii)    Otherwise, holders will receive $10

Equity Ratio:	Shares of the Underlying Equity per ELKS equal to $10 divided by the closing price of the Underlying Equity on the Pricing Date
Listing:	Application will be made to list the ELKS on the NYSE Arca under the symbol “EJW” but the Issuer cannot assure you the ELKS will be listed
Selling Concession:	2.00% (underwriting discount of 2.25%)

Investor Profile

Investor Seeks:

•	Regularly scheduled coupon
•	Contingent downside protection of approximately 35%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 13 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

ELKS®	| 12

CitiFirst Performance

ELKS® Based Upon Dow Chemical Company (“DOW”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the ELKS at maturity and do not address whether you will gain or lose money on your investment.
Underlying Equity:	Dow Chemical Company (“DOW”)
Pricing Date:	November 2009
Maturity:	Approximately 13 Months
Principal Protection:	None
Periodic Interest:	Approximately [8.00 – 11.00]% per annum, paid semi-annually
Issue Price:	$10 per ELKS
Payment at Maturity:

For each $10 Note:

(i)    If the Underlying Equity declines by approximately 35% or more relative to the initial price at any time (including intra-day) after the Pricing Date up to and including the third trading day prior to maturity, holders will receive a fixed number of shares (or if holders elect, the cash value thereof) of the Underlying Equity equal to the Equity Ratio

(ii)    Otherwise, holders will receive $10

Equity Ratio:	Shares of the Underlying Equity per ELKS equal to $10 divided by the closing price of the Underlying Equity on the Pricing Date
Listing:	Application will be made to list the ELKS on the NYSE Arca under the symbol “EKB” but the Issuer cannot assure you the ELKS will be listed
Selling Concession:	2.00% (underwriting discount of 2.25%)

Investor Profile

Investor Seeks:

•	Regularly scheduled coupon
•	Contingent downside protection of approximately 35%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 13 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

13 |	Upturn Notes

CitiFirst Opportunity

Upturn Notes Based Upon the iShares® Emerging Markets Index Fund (“EEM”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Rating of Issuer’s Obligations:	As of the date of this brochure, A3 / A (Moody’s / S&P) based upon a guarantee from the Issuer’s parent company, Citigroup, Inc. and subject to change. Current ratings of the Issuer’s senior debt obligations can be found on the website of Citigroup Inc. under “Citi Credit Ratings” on the Investor Page. This information is provided for convenience of reference only. The information on the website is not incorporated by reference into this Offerings Brochure and should not be considered a part of this Offerings Brochure. The ratings reflect each rating agency’s view of the likelihood that Citigroup Funding Inc. and Citigroup Inc. will honor their obligations to pay the amount due on the Notes at maturity and do not address whether you will gain or lose money on your investment.
Underlying Equity:	iShares® Emerging Markets Index Fund (“EEM”)
Pricing Date:	November 2009
Maturity:	Approximately 1.25 Years
Valuation Date:	Approximately three business days before Maturity
Principal Protection:	None
Issue Price:	$10 per note
Periodic Interest:	None
Payment at Maturity:	For each $10 Note, $10 plus the Note Return Amount, which may be positive, zero, or negative
Note Return Amount:

(i)    If the Equity Return Percentage is positive, the Note Return Amount will be positive and will equal, $10 * Equity Return Percentage * Upside Participation Rate, provided that the total return on the note cannot exceed [24 to 28]% per note

(ii)    If the Equity Return Percentage is zero, the Note Return Amount will equal zero

(iii)  If the Equity Return Percentage is less than zero, the Note Return Amount will be negative and will equal $10 * Equity Return Percentage

Equity Return Percentage	The return on the Underlying Equity, expressed as a percentage, shall equal: Ending Price - Starting Price Starting Price
Upside Participation Rate:	[200]%
Starting Price:	The closing price of the Underlying Equity on the Pricing Date
Ending Price:	The closing price of the Underlying Equity on the Valuation Date
Listing:	Application will be made to list the Notes on the NYSE Arca under the symbol “SJV” but the Issuer cannot assure you the Notes will be listed
Selling Concession:	2.00% (underwriting discount of 2.25%)

Investor Profile

Investor Seeks:

•	Limited leveraged exposure to the iShares® Emerging Markets Index Fund
•	A short-term investment linked to an exchange-traded fund

Investor Can Accept:

•	A holding period of approximately 1.25 Years
•	The risks associated with investing in non-principal protected notes
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

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Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

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“Standard & Poor’s®,” “Standard & Poor’s 500®,” “S&P 500®” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Global Markets and its affiliates. The investments mentioned have not been passed on by Standard & Poor’s or The McGraw-Hill Companies, Inc. as to their legality or suitability. The investments are not sponsored, endorsed, sold or promoted by Standard & Poor’s or The McGraw-Hill Companies, Inc. Standard & Poor’s and The McGraw-Hill Companies, Inc. make no warranties and bear no liability with respect to the investments.

The notes have not been passed on by the London Gold Market Fixing Ltd. or by any member thereof. The notes are not sponsored, endorsed, sold or promoted by the London Gold Market Fixing Ltd. or by any member thereof and neither makes any warranties or bears any liability with respect to the notes.

iShares® is a registered trademark of Barclays Global Investors, N.A. (“BGI”)

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Notes

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Notes

CitiFirst is the brand name for Citi’s offering of structured investments including notes, deposits and certificates. Tailored to meet the needs of a broad range of investors, these investments fall into three categories, each with a defined level of principal protection, if held to maturity.

Five symbols represent the assets underlying CitiFirst Investment products. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube.

ELKS®, PACERSSM and LASERSSM are registered service marks of Citigroup Global Markets Inc.

©2009 Citigroup Global Markets Inc. All rights reserved. Citi and Citi Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.